October 29, 2002

Mr. James R. Whitaker
432 Heathgate Road
Cincinnati, Ohio  45255

Dear Jim:

I am pleased to confirm the following employment offer:

1.  Annualized Salary:              $250,000

2.  Performance Bonus
    (for 2003):                     100,000 with the first year guaranteed (2003 payable in February 2004)

3.  Stock Options:                  30,000 Provident Financial Group (PFGI) options under the 1997 Employee Stock Option
                                    Plan, with 5 year vesting schedule, 10 year term. Immediate vesting in the event of a change in control of PFGI (the dissolution or liquidation of PFGI or any merger, other than a merger for the purpose of the redomestication of PFGI not involving a change in control, consolidation, exchange or other transaction in which PFGI is not the surviving corporation or in which the outstanding shares of PFGI area converted into cash, other securities or other property).

4.  Signing Bonus:                  $50,000 to vest in equal annual installments on the first three start date anniversaries.  The signing bonus will vest immediately in the event of a change in control of PFGI (as defined above).  All unvested amounts shall be immediately repaid to the Provident by you in the event of the termination of your employment for any reason other than termination without cause by Provident, or your death or permanent total disability as determined pursuant to the Provident's Long Term Disability Plan.

5.  Title:                          Executive Vice President, General Counsel

Mr. James R. Whitaker
October 29, 2002
Page Two (2)

6.  Change in Control:              If any change in control (as defined above) occurs during the 3 year period following your start date, your base salary and performance bonus is guaranteed for the greater of
                                    (i) the remainder of such 3 year period or (ii) twelve months following the effective date of change in control.  In the event of a change in control following the third anniversary of the start date, your base salary and performance bonus is guaranteed for a twelve month period following the effective date of change in control.

7.  Benefits:                       All rights and privileges as provided to all Bank employees generally (feel free to contact Debbie Strawser, Senior Vice President, Human Resources at 763-4083).

8.  Deferred Compensation
      Plan:                         Eligible January 1, 2003

9.  SERP:                           Eligible upon hire.

10. Vacation:                       4 weeks

11. Drug Test & Bondability:        Offer contingent upon passing the drug exam and bondability.

Jim, I look forward to your joining us on Monday, December 2, 2002.  If you agree with the terms of this offer, please sign below and return a copy to me.

Sincerely,

/s/Robert L. Hoverson
Robert L. Hoverson

AGREED AND ACCEPTED:

/s/James R. Whitaker
James R. Whitaker

Date: 10/30/2002